UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[ X]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material under ss.240.14a-12

                           Far East Energy Corporation
                           ---------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X]     No fee required.
[  ]     $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1),14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

    (1)      Title of each class of securities to which transaction applies:

    (2)      Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)      Proposed maximum aggregate value of transaction:

    (5)      Total fee paid:

[  ]     Fee paid previously with preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.        Amount Previously Paid:
2.        Form, Schedule or Registration Statement No.:
3.        Filing Party:
4.        Date Filed:

                           FAR EAST ENERGY CORPORATION
                   400 N. Sam Houston Parkway East, Suite 205
                              Houston, Texas 77060

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To be held on October 7, 2003

                              To Our Shareholders:

   You are cordially invited to attend the Annual Meeting of the Shareholders of Far East Energy Corporation (hereinafter referred to as the "Company"), to be held on Tuesday, October 7, 2003 at 2:00 p.m. (CST) at the Sofitel Hotel, 425 North Sam Houston Parkway, East, Houston, Texas 77060, for the following purposes:

        1.   PROPOSAL NO. 1:   To elect the Board of Directors, each to serve
                               until the next Annual Meeting of the shareholders or until their respective successors are elected and qualify;

        2.   PROPOSAL NO. 2:   To ratify and approve the selection by the Board
                               of Directors of the Payne, Falkner, Smith &
                               Jones, P.C. as the Company's independent accountants for the current year; and

        3.   PROPOSAL NO. 3:   To consider and vote upon such other business as
                               may properly come before the meeting or any adjournment thereof.

   The complete text of these proposals and the reasons your directors have proposed their adoption are contained in the Proxy Statement, and you are urged to carefully study them. If you do not plan to attend the Annual Meeting, you are respectfully requested to sign, date and return the accompanying Proxy promptly.

   FOR THE REASONS STATED HEREIN, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THESE PROPOSALS. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO BE SURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY. THIS WILL NOT PREVENT YOU FROM ATTENDING AND VOTING YOUR SHARES IN PERSON. PROMPT RETURN OF YOUR PROXY WILL REDUCE THE COMPANY'S EXPENSES IN THIS MATTER.

   Only shareholders of record as shown on the books of the Company at the close of business on August 27, 2003 will be entitled to vote at the Annual Meeting or any adjournment thereof. A list of the Company's shareholders entitled to notice of, and to vote at, the Annual Meeting will be made available during regular business hours at the Company's principal executive offices at 400 N. Sam Houston Parkway East, Suite 205 Houston, Texas 77060 from the date of this notice for inspection by any shareholder for any purpose germane to the Annual Meeting. The Annual Meeting may adjourn from time to time without notice other than by announcement at the Annual Meeting, or at any adjournments thereof, and any and all business for which the Annual Meeting is hereby noticed may be transacted at any such adjournments.

   By order of the Board of Directors,
   Joe Cooper, President

                           FAR EAST ENERGY CORPORATION
                   400 N. Sam Houston Parkway East, Suite 205
                              Houston, Texas 77060

          PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               ON OCTOBER 7, 2003

                 INFORMATION CONCERNING SOLICITATION AND VOTING

      This Proxy Statement is being furnished to shareholders of Far East Energy Corporation (the "Company") in connection with the Board of Director's solicitation of proxies for use at the 2003 annual meeting of shareholders to be held on October 7, 2003, and at any adjournment of that meeting (the "Annual Meeting"). The first date on which this Proxy Statement and the form of Proxy are first being mailed to shareholders of the Company is on or about September 23, 2003.

      The Board of Directors has fixed August 27, 2003 as the record date for determining stockholders who are entitled to vote at the Annual Meeting. At the close of business on August 27, 2003, the Company had issued and outstanding 48,212,500 shares of common stock, par value $0.001 (the "Common Stock"), held of record by approximately 86 stockholders. Each share of Common Stock is entitled to one vote on each matter properly coming before the Annual Meeting.

      The Company will not solicit proxies personally, by telephone or facsimile. The Company, however, may make a request by telephone, facsimile, or mail strictly limited to confirming the shareholder's receipt of the proxy and requesting that the shareholder sign and return the proxy solicited by this statement. The Company does not expect to pay compensation to any party other than employees (and then only their regular salaries plus expenses) for the solicitation of proxies, but may reimburse brokers, custodians, nominees and fiduciaries for the expense of forwarding solicitation material and proxies to beneficial owners of their outstanding stock. The cost of soliciting proxies, not expected to exceed $5,000, will be borne by the Company.

      All proxies will be voted in accordance with the instructions contained therein, if properly executed and not revoked. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the proposals set forth in the Notice of the Annual Meeting. The management of the Company does not know of any other matters which will be presented for action at the Annual Meeting, but the person named in the Proxy intends to vote or act with respect to any other proposal which may be presented for action in accordance with his best judgment. A vote FOR Proposal #3 will effectively confer authority in the Proxy holder to vote the shares covered by the Proxy as the Proxy Holder deems appropriate. A vote AGAINST Proposal #3 will be treated as shares over which no Proxy is granted and therefore counted as an abstention from voting on any other business as may properly come before the Annual Meeting, including any modification or variation to an existing proposal. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the corporate secretary of the Company or by voting in person at the Annual Meeting.

      The presence in person or by executed proxy of the holders of a majority of the aggregate voting power represented by the shares of Common Stock, issued and outstanding and entitled to vote at the meeting, together as a single class, shall constitute a quorum for transacting business at the meeting. Any shares which are withheld or abstain from voting will be counted for the purpose of obtaining a quorum. Shares held in "street name" by brokers or nominees and not reflected as held of record on the Company's shareholder list as of the Record Date may only be voted through the brokers or nominees absent the submission of a "legal proxy" issued by Automatic Data Processing, Inc. Shares held in "street name" by brokers or nominees who indicate that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes") will not be counted as votes "for" or "against" the proposals, and will not be counted as shares voted on such matter.

      The total number of votes cast "for" will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve each proposal. Abstentions from voting on a proposal, as well as broker non-votes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes against the proposals.

      The directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting is required to elect, ratify and approve the selection by the Board of Payne, Falkner, Smith & Jones, PC. as the Company's independent accountant for the current year.

      Management of the Company has been informed by the executive officers, directors, and control persons of the Company that such parties intend to vote all shares they beneficially hold with voting rights FOR all of the proposals set forth in the notice. Together, such parties and proxies represent approximately 19.1% of the votes eligible to be cast at the Annual Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information concerning the ownership of the Company's Common Stock as of August 27, 2003, with respect to:
(i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. As of August 27, 2003, there were 48,212,500 shares of Common Stock issued and outstanding.



                                           Amount and Nature
Title of Class   Name and Address of         of Beneficial    Percent of Class
                 Beneficial Owner           Ownership (1)            (2)
--------------------------------------------------------------------------------
             Executive Officers and Directors
--------------------------------------------------------------------------------
                    Joe Cooper
Common Stock   400 N. Sam Houston
($0.001 par      Pkwy E., Suite 205
value)         Houston, Texas 77060             240,000 (3)      Less than 1%
--------------------------------------------------------------------------------
                Jawaharlal Gondi
Common Stock   400 N. Sam Houston
($0.001 par      Pkwy E., Suite 205
value)         Houston, Texas 77060           7,860,000 (4)             15.9%
--------------------------------------------------------------------------------
                  Tun Aye Sai
Common Stock   400 N. Sam Houston
($0.001 par      Pkwy E., Suite 205
value)         Houston, Texas 77060           1,120,000 (5)              2.3%
--------------------------------------------------------------------------------
Common Stock  Directors and Executive
($0.001 par     Officers as a Group
value)          (3 individuals)               9,220,000                 19.1%
--------------------------------------------------------------------------------

  (1) The number of shares and the percentage of the class beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as beneficially owned by such person or entity.
  (2) Percentages are based upon the total 48,212,500 outstanding shares of Common Stock combined with the number of shares of Common Stock beneficially owned by each person or entity.

  (3) Includes 240,000 shares which underlie vested options.
  (4) Includes 4,000,000 shares of Common Stock owned by the Arthi Trust of which Gondi is the principal beneficial owner of 100% of the voting stock, 400,000 shares which underlie vested options, and 230,000 shares purchasable pursuant to warrants. The Warrants may be exercised during the period commencing upon the date the Warrants are granted and ending two (2) years from that date or the date the Warrants are redeemed by the Company.
  (5) Includes 120,000 shares which underlie vested options.

                               EQUITY COMPENSATION

                                                                     Number of securities
                         Number of securities                        remaining available for
                         to be issued          Weighted-average      future issuance under equity
                         upon exercise of      exercise price of     compensation plans
                         outstanding options   outstanding options,  (excluding securities
     Plan Category       warrants and rights   warrants and rights   reflected in column (a))
--------------------------------------------------------------------------------
                                (a)                (b)                (c)

Equity compensation plans
approved by security holders     0                 n/a                 0
--------------------------------------------------------------------------------
Equity compensation plans
not approved by security
holders                          3,990,000         $0.65               0
--------------------------------------------------------------------------------
        Total                    3,990,000         $0.65               0
--------------------------------------------------------------------------------

  Description of Equity Compensation

      On January 29, 2002, the Company granted non-qualified options ("Options") to purchase Two Million Five Hundred Forty Thousand (2,540,000) shares of Common Stock at an exercise price of $0.65 to the following optionees:


        Name of Optionee         Number Of Shares Underlying Options
        -----------------        -----------------------------------
        John Springsteen         200,000
        Jawaharlal Gondi         1,000,000
           Tun Aye Sai           300,000
         Mike McElwrath          100,000
           Larry Izzo            30,000
            Ben Malek            30,000
           Joe Cooper            600,000
           Don Gunther           280,000

      The Options are exercisable, in whole or in part, until January 29, 2009, and vest in five (5) equal allotments as follows:

(i)   Twenty percent (20%) of the Option Shares became exercisable on July 29,
      2002;
(ii) Twenty percent (20%) of the Option Shares became exercisable on January 29, 2003;
(iii) Twenty percent (20%) of the Option Shares shall be exercisable on January 29, 2004;
(iv) Twenty percent (20%) of the Option Shares shall be exercisable on January 29, 2005; and
(v) Twenty percent (20%) of the Option Shares shall be exercisable on January 29, 2006.

   Also on January 29, 2002, the Company granted Options to purchase One Million Four Hundred Fifty Thousand (1,450,000) shares of Common Stock at an exercise price of $0.65 to the following optionees. However, because each of the individuals below are no longer employed by the Company, their Options no longer vest and they consequently own the following vested Options:

                    Number Of Shares
                    Underlying Options   Number Of Shares      Number Of Shares
 Name of Optionee   Granted              Vested                No Longer Vesting
-----------------  -------------------   ----------------      -----------------
   Bill Jackson     1,000,000            400,000               600,000
  Chris Jackson     300,000              120,000               180,000
  Ramesh Kalluri    150,000              60,000                90,000

                             DESCRIPTION OF BUSINESS

General

      The Company was incorporated as Egoonline.com ("Egoonline"), on February 4, 2000 to engage in the business of providing Internet-based takeout service for restaurants. Egoonline changed its name to EZfoodstop.com ("EZfoodstop") on April 26, 2000. Although the Company originally engaged in providing Internet-based takeout services, it abandoned those operations in 2001 becoming a dormant shell without assets or liabilities. EZfoodstop changed its name to Far East Energy Corporation on January 10, 2002.

      The Company executed two (2) Production Sharing Contracts with China United CoalBed Methane Corporation ("CUCBM") on January 25, 2002. Pursuant to the two Production Sharing Contracts, one of which is subject to formal ratification by the Ministry of Foreign Trade and Economic Cooperation ("MOFTEC'), the Company received the authority from CUCBM to jointly explore, develop, produce and sell coalbed methane gas in and from a total area of 1,272 square kilometers in the Enhong, Laochang and Zhaotong areas of the Yunnan Province of the People's Republic of China. On December 30, 2002, MOFTEC ratified the Production Sharing Contract with CUCBM to jointly explore, develop, produce and sell coal bed methane gas in and from a total area of 1,072 square kilometers in the Enhong and Laochang areas of Yunnan Province, PRC. The Production Sharing Contract with CUCBM in the Zhaotong area of Yunnan Province has not yet been ratified by MOFTEC.

      On January 21, 2003, the Company's wholly owned subsidiary, Far East Montana, Inc., closed its merger with Newark Valley Oil & Gas Inc. ("Newark") and we tendered $100,000 as the first installment on the $600,000 purchase price. The original agreement terms concerning payment and fund raising, was amended on June 19, 2003. In the original agreement of the $500,000 balance of the purchase price, $200,000 was to be paid on July 21, 2003, and $300,000 was due to be tendered on January 21, 2004. The merger also required the Company to raise $2,000,000 in financing on or before June 21, 2003. In the Amended Plan of Merger Agreement the due date for the $200,000 payment was extended to September 30, 2003; the requirement to raise $2 million was extended to December 31, 2003 and in all other respects the Plan of Merger Agreement remains unchanged. The Company assumed liabilities of $375,000 due to Gulf Coast Oil and Gas, the original sellers of the leases acquired in the merger. To date $175,000 has been paid and the remaining $200,000 is due on January 5, 2004.

      As a result of the merger with Newark, the Company now owns and is in the process of developing certain undeveloped oil, gas and mineral rights and interests in approximately 150,000 net acres in eastern Montana. The Company intends to drill 10 wells on the Montana project late this year with gas sales and some revenue occurring in early 2004. Expenditures for the drilling of the 10 wells are expected to be approximately $1,500,000.

      On March 19, 2003, the Company entered into a Memorandum of Understanding ("MOU") with a Conoco Phillips' subsidiary, Phillips China Inc., which set forth the terms and conditions of an agreement for the Company to acquire a net undivided forty percent (40%) of Phillips' seventy percent (70%) interest in both the Shouyang PSC and the Qinnan PSC. On July 17, 2003, Far East and Phillips signed two Farmout Agreements on the Qinnan and Shouyang CBM blocks in Shanxi Province, P.R.C. and also signed an Assignment Agreement on the two blocks. These agreements formalized the Company's acquisition of an undivided forty percent (40%) working interest from Phillips' (70%) interest. The breakdown is Far East forty percent (40%), Phillips thirty percent (30%) and China United Coalbed Methane ("CUCBM") thirty percent (30%). The Assignment Agreement has been received by CUCBM and is being submitted for approval by the Ministry of Commerce, (The Ministry of Foreign Trade and Economic Cooperation ("MOFTEC") that approved the Yunnan contract has been merged into the Ministry of Commerce).

      The Agreement obligates the Company to fracture stimulate and production test three exploration wells that were drilled by Phillips and pay 100% of the cost for these tests. Upon the satisfactory completion of the testing, the Company will have the option to give notice to extend into the second phase of exploration by drilling three (3) additional wells. The Company will be responsible for 100% of the costs of the second phase of exploration and the drilling of three (3) wells. Upon the Company successfully completing the second phase, Phillips will have the option to elect to either retain its net undivided thirty percent (30%) participating interest, or take a five percent (5%) overriding royalty interest ("ORRI") on the contractor's overall Participating Interest share under the PSCs. The ORRI will be capped at five percent (5%) of the current contractor's seventy percent (70%) Participating Interest, or a three and a half percent (3.5%) ORRI on a one hundred percent (100%) interest basis. Under the terms of the Farmout Agreement, the Company must post a $1,000,000 surety bond to act as a work performance guarantee covering all aspects of the evaluation and work program to test the three existing wells, which the Company is attempting to obtain now. The Company is also responsible for costs relating to China United Coalbed Methane Company ("CUCBM") Joint Management Committee salary fees, training fees, exploration fees and assistance fees as outlined in the Production Sharing Contract. The Company will also pay ConocoPhillips $76,052 for CBM equipment and materials associated with the project.

      As of August 28, 2003, the Company had a total of five (5) employees, all of which were employed full-time.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      The Company's Common Stock received the symbol "EZFS" on the OTC Bulletin Board on February 15, 2001. On January 16, 2002, the Company's symbol was changed to "FEEC" to reflect the Company's name change to Far East Energy Corporation. Because no meaningful trading market for the Company's Common Stock occurred until 2002, the table below sets forth the high and low sales prices for the Company's Common Stock for only those quarters after the first quarter of 2002. The quotations below reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

            Year        Quarter     High        Low
            2002        First       $3.95       $2.50
                        Second      $4.49       $3.15
                        Third       $4.52       $3.19
                        Fourth      $4.60       $3.60
            2003        First       $4.40       $2.80
                        Second      $2.70       $0.35

      As of September 19, 2003, the closing trading price for the Company's Common Stock was $1.95.

Shareholders

      As of August 27, 2003, there were approximately eighty-six (86) shareholders of record holding a total of 48,212,500 shares of common stock, and no shares of the Company's preferred stock were outstanding. However, the Company believes approximately 665 persons own its common stock through broker or bank or other nominee.

Dividends on the Common Stock

      The Company has not declared a cash dividend on its Common Stock in the last two fiscal years and the Company does not anticipate the payment of future dividends. There are no other restrictions that currently limit the Company's ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

Recent Sales of Unregistered Securities

      Beginning on December 31, 2002 and ending on May 15, 2003, the Company engaged in an accredited investors offering ("Offering") of shares of its common stock, $0.001 par value ("Common Stock"), at two dollars and fifty cents (US$2.50) per share, which Offering was made pursuant to exemptions from registration under the Securities Act of 1933, including but not limited to Sections 3(b) or 4(2). The Company issued 60,000 shares of Common Stock at US$2.50 per share to a group of accredited entities for a total offering price of $150,000. There was a commission of ten percent (10%) or $15,000 paid with net proceeds to the Company of $135,000. The proceeds from the Offering were used in the Company's acquisition and pursuit of oil and gas properties as well as its exploration efforts.

      Additionally, since April 30, 2003 the Company effected private placement sales of approximately 8,800,000 shares of Common Stock at $0.65 per share to a group of forty (40) accredited investors for a total price of approximately $5,700,000 for private placements were made pursuant to exemptions from registration under Sections 3(b) and 4(2) of the Securities Act of 1933. Net of fees and sales commissions, the Company received approximately $5,130,000. A commission of ten percent (10%) was paid the brokers who introduced the Company to these accredited investors, all of whom have had prior business relations with their broker.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-looking Information

      This information statement contains forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. These statements relate to future events or to our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. There are a number of factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

      Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Although all such forward-looking statements are accurate and complete as of this filing, the Company cannot predict whether the statements will ultimately be accurate and consequently do not assume responsibility for the ultimate accuracy and completeness of such forward-looking statements. The Company is under no duty to update any of the forward-looking statements after the date of this information statement to conform such statements to actual results. The foregoing management's discussion and analysis should be read in conjunction with the Company's financial statements and the notes herein.

Overview

      The Company's operations for the six months ended June 30, 2003 and throughout 2002 consisted of searching for suitable oil and gas prospects to acquire and developing drilling and production plans. The Company succeeded in this search with the execution the two (2) Production Sharing Contracts with CUCBM, the merger of its wholly owned subsidiary with Newark Valley Oil & Gas Inc., and the execution of the Memorandum of Understanding ("MOU") with a Conoco Phillips' subsidiary, Phillips China Inc. on March 19, 2003.

      The Company's business operations in China and the United States will continue to increase the Company's expenses and, if such operations are successful, it will also increase its revenues. The Company is moving forward in the natural gas industry in China by virtue of the ratification of the

Production Sharing Contract to explore, develop, produce and sell coal bed methane gas in the Enhong and Laochang areas, and the acquisition of undeveloped oil and gas rights and interests in the state of Montana, and the Conoco Phillips Farmout Agreement in Shanxi Province.

Results Of Operations

      The following discussion should be read in conjunction with the audited financial statements and notes thereto included in our annual report on Form 10-KSB for the fiscal year ended December 31, 2002; and should further be read in conjunction with the financial statements included in this report. Comparisons made between reporting periods herein are for the year ended December 31, 2002 as compared to the year ended December 31, 2001. A comparison of the periods in 2002 relative to the same periods in 2001 may not be meaningful, as the Company did not have exploration, development, extraction and sale of coalbed methane gas activities in China during the year ended December 31, 2001 versus its current focus.

Year Ended December 31, 2002 Compared To Year Ended December 31, 2001

      The Company had no operating revenue for the year ended December 31, 2002 and no revenue for the same period in 2001. The Company's operating loss increased to $2,130,000 for the year ended December 31, 2002 as compared to $15,000 for the same period in 2001, attributable to increases in general and administrative expenses related to its exploration, development, extraction and sale of coalbed methane and coal mine methane gas in China.

      The Company's assets as of December 31, 2002 were $4,750,000 as compared to $27,000 as of December 31, 2001. The increase in net assets was due primarily to cash received as a result of the Company's March 2002 private placement of 5,250,500 shares of Common Stock at $0.65 per share.

Six Months Ended June 30, 2003 Compared To Six Months Ended June 30, 2002

      The Company had no operating revenue for the six months ended June 30, 2003 and no operating revenue for the same period in 2002. Its operating loss increased by $1,346,000 for the six months ended June 30, 2003 as compared to $659,000 for the same period in 2002, attributable to increases in general and administrative expenses by $102,000, geological and engineering services in the amount of $265,000, other consulting and professional services totaling $124,000, $503,000 in compensation as compared to $171,000 in the first six months of 2002, travel expenses equaling $181,000, and legal and accounting expenses of $121,000.

Capital Resources And Liquidity

Year Ended December 31, 2002 Compared To Year Ended December 31, 2001

      As of December 31, 2002, the Company's primary source of liquidity included cash and cash equivalents of $1,008,000, as compared to $27,000 as of December 31, 2001.

      During the year ended December 31, 2002, the Company sold 5,250,500 shares of Common Stock at US$0.65 per share to a group of accredited entities for a total offering price of $3,412,825. The offering was made pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933.

      Although there was a net loss from the Company's operating activities, due to financing there was an increase in the Company's liquidity. Net cash provided from financing activities increased to $3,052,000 for the year ended December 31, 2002 from $0 for the same period in 2001.

      As of December 31, 2002, the Company's primary source of liquidity included cash and cash equivalents of $1,008,000, as compared to $27,000 as of December 31, 2001.

      The Company's accounts payable increased to $253,000 as of the fiscal year ended December 31, 2002, as compared to $0 for the same period in 2001.

      Shareholder's equity as of December 31, 2002, was $947,000, as compared to $27,000 as of December 31, 2001. This net increase is due to the issuance of common shares offset by an increase in deficit accumulated during the development stage of $2,156,000 in the fiscal year ended December 31, 2002 as compared to $26,000 for the same period in 2001.

      Through private placements of its Common Stock, the Company received approximately $3,052,072 in March 28, 2002 and $150,000 in January 2003.

Six Months Ended June 30, 2003 Compared to Six Months Ended June 30, 2002

      As of June 30, 2003, the Company's cash and cash equivalents were $187,000, as compared to $1,008,000 as of December 31, 2002. The decrease is due to the expenditures made in the Company's acquisition of oil and gas properties and exploration rights. The Company's accounts payable increased to $439,000 as of the six months ended June 30, 2003, as compared to $253,000 for the same period in 2002, which is due to its increased focus on development activities.

      Shareholder's equity as of June 30, 2003, was $257,000, as compared to $947,000 as of December 31, 2002.

      As there were no operating revenues for the fiscal six months ended June 30, 2003, the Company anticipates that the commencement of its business operations in China and the United States will drastically increase expenses and, if such operations are successful, revenues will be generated.

Obligations and Future Capital Requirements

      The Company's current cash position is expected to satisfy its minimal operating needs and financial obligations for the next twelve (12) months, or through August 2004. The Company may still elect to obtain bank loans on favorable terms and/or sell additional shares of its equity securities to secure cash required for future operations after the twelve month period and/or to accelerate development of the Company's projects. Because the Company has acquired an undeveloped natural resource that will require substantial exploration and development, it does not expect to generate meaningful revenues until at least mid-2004. Future expenses will have to be financed through a combination of cash flow from production, and in the early stages, through future financings of equity and/or debt until cash flow from production is adequate.

                              FINANCIAL STATEMENTS

      The Company's financial statements for the fiscal year ended December 31, 2002, and the quarter ended June 30, 2003, are attached hereto beginning on page F-1.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      The Board of Directors has determined that there will be three (3) directors of the Company elected at the Annual Meeting. The Board of Directors has nominated Joe Cooper, Jawaharlal Gondi and Tun Aye Sai. In the absence of other instructions, the proxies will be voted for each of the individuals named, each of whom the Board proposes for election as a director of the Company. If elected, such individuals will serve until the next Annual Meeting of shareholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors. The Board of Directors intends to add two to four additional outside directors to the Board at a later date.

      The Board recommends a vote FOR the election of each of the nominees listed below.

Nomination of Directors

      All of the nominees for director are current directors of the Company. The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

About the Directors

      Set forth below is biographical and other information about the persons who will make up the Board following the annual meeting, presuming election of the nominees named above. All Directors of the Company will hold office until the next annual meeting of shareholders of the Company or until successors are duly elected and qualified.

      Name                    Age         Position(s) and Office(s)
      ----                    ---         -------------------------
      Joe Cooper              50          President, Secretary, Treasurer, and
                                          a Director
      Jawaharlal (Lal) Gondi  62          Director
      Tun Aye Sai             57          Director of China Operations and a
                                          Director

      Joe Cooper was appointed as the President of the Company on August 18, 2003, and was appointed its Secretary, Treasurer and a director on May 19, 2003, and was appointed Vice President of Coal Bed Methane ("CBM") Operations of the Company in April 2002. Mr. Cooper was the Exploration Manager for Anshutz Exploration Co. Gulf Coast from 2000 until he joined the Company in 2002. Between 1999 and 2000, he undertook several independent consulting assignments, which included evaluating CBM projects in Illinois, Indiana, and Kentucky in the Illinois Basin, and Arkoma and the Cherokee Basins in Oklahoma. Prior to that, he spent 20 years with Amoco Petroleum Company ("Amoco") and gained significant experience in CBM in the development of the Oak Grove Field in the Black Warrior Basin, Alabama. Throughout the 1990s, Mr. Cooper was involved with Amoco's entry into CBM exploration in China, India, South Africa, and Australia. Mr. Cooper held the position of Exploration Manager in both India and South Africa. During his tenure with Amoco, he was a member of the Amoco CBM Network of Excellence. Mr. Cooper currently serves on BPI Industries' advisory board. He holds a Master of Science degree in geology with honors from Memphis State University and a Bachelor of Arts in geology, magna cum laude, from the University of Tennessee, Chattanooga.

      Jawaharlal (Lal) Gondi was appointed a director of the Company on December 31, 2001. Mr. Gondi is a geologist with an extensive financial background. He has eleven years of diverse mineral exploration experience and twenty-three years of corporate finance and investment knowledge of capital markets. He has served as director, senior officer or principal of a number of brokerage firms both in Canada & Europe. Mr. Gondi served as senior executive director of Union Capital, UK, a brokerage firm, from March 1993 to May 1997. He was self-employed from May 1997 to January 2001 trading public securities. Mr. Gondi has served on the board of directors and as the president of BPI Industries since January 2001, became its chairman in August 2001, and continued to serve in these positions until November 2001. He holds a Masters of Science degree in applied geology from Andhra University, Waltair, India and completed several advanced courses in geology & finance in North America.

      Tun Aye Sai was appointed the Director of China Operations and a director of the Company on December 31, 2001. Mr. Sai has over 30 years of international mining and exploration experience. He has extensive experience in developing and managing mining projects in China and Southeast Asia. Mr. Sai has served as a director and consultant for Golden Pacific Resources since May 1994. He holds a Bachelor of Engineering degree in mining from Rangoon Institute of Technology, Rangoon, Burma and a post graduate diploma in management and administration from Institute of Economics, Rangoon, Burma.

Meetings and Committees of the Board of Directors

      The Board held one (1) meeting and took action by written consent fourteen
(14) times during fiscal 2002. All of the directors attended the meeting of the Board of Directors during fiscal 2002.

      The Company has no standing audit, compensation, or nominating committees, and no committees performing similar functions.

Directors' Compensation

      The Company's directors are not compensated for any meeting of the board of directors which they attend.

Compliance with Section 16(a) of the Exchange Act

      Based solely upon a review of forms 3, 4 and 5 furnished to the Company, the Company is not aware of any person, who at any time during the fiscal year ended December 31, 2002, was a director, officer, or beneficial owner of more than ten percent (10%) of the Common Stock of the Company, and who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934 during such fiscal year, except for Bill Jackson, John Springsteen, Jawaharlal Gondi, Ramesh Kalluri, Tun Aye Sai and Chris Jackson whose non-qualified options to purchase shares of Common Stock vested and became exercisable on July 29, 2002 and January 29, 2003, all of which were reported on Form 4 on or about February 10, 2003.

                         COMPENSATION AND OTHER BENEFITS

Executive Compensation

      No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of the Company during the fiscal years 2002, 2001 and 2000. The following table provides summary information for the years 2002, 2001 and 2000 concerning cash and non-cash compensation paid or accrued by the Company to or on behalf of the Company's chief executive officer.


                           SUMMARY COMPENSATION TABLES

                         -----------------------------------------------------
                                       Annual Compensation
                         -----------------------------------------------------
     Name and                                         Other Annual
Principal Position Year  Salary ($)     Bonus ($)     Compensation ($)
------------------ -----------------------------------------------------------
Jawaharlal Gondi,
    President      2002  60,000          -0-           5,343
------------------ -----------------------------------------------------------
   John Green,
    President      2001   -0-            -0-           -0-
------------------ -----------------------------------------------------------
   John Green,     2000   -0-            -0-           -0-
    President
------------------ -----------------------------------------------------------

                        --------------------------------------------------------
                                      Long Term Compensation
                        --------------------------------------------------------
                                       Awards             Payouts
                        --------------------------------------------------------

                        Restricted  Securities Underlying  LTIP     All Other
Name and Principal      Stock       Options/               Payouts  Compensation
     Position     Year  Award(s)($) SARs(#)                ($)      ($)
--------------------------------------------------------------------------------
Jawaharlal Gondi,
    President     2002   -0-         -0-                   -0-       -0-
--------------------------------------------------------------------------------
John Green,
 President        2001   -0-         -0-                   -0-       -0-
--------------------------------------------------------------------------------
John Green,
President         2000   -0-         -0-                   -0-       -0-
--------------------------------------------------------------------------------


                   -------------------------------------------------------------
                         Option/SAR Grants in Last Fiscal Year
                                     (Individual Grants)
                   -------------------------------------------------------------
                   Number of       Percent of
       Name        Securities      Total Options/
                   Underlying      SARs Granted    Exercise of
                   Options/SARs(1) to Employees In  Base Price
                                   Fiscal Year      ($/Sh)      Expiration Date
--------------------------------------------------------------------------------
 John Springsteen  200,000        5.0%              $0.65/Share January 29, 2009
--------------------------------------------------------------------------------
 Jawaharlal Gondi  1,000,000      25.1%             $0.65/Share January 29, 2009
--------------------------------------------------------------------------------
    Tun Aye Sai    300,000        7.5%              $0.65/Share January 29, 2009
--------------------------------------------------------------------------------
  Mike McElwrath   100,000        2.5%              $0.65/Share January 29, 2009
--------------------------------------------------------------------------------
    Larry Izzo     30,000         0.8%              $0.65/Share January 29, 2009
--------------------------------------------------------------------------------
     Ben Malek     30,000         0.8%              $0.65/Share January 29, 2009
--------------------------------------------------------------------------------
    Joe Cooper     600,000        15.0%             $0.65/Share January 29, 2009
--------------------------------------------------------------------------------
    Don Gunther    280,000        7.0%              $0.65/Share January 29, 2009
--------------------------------------------------------------------------------
 Bill Jackson (2)  1,000,000      25.1%             $0.65/Share January 29, 2009
--------------------------------------------------------------------------------
 Chris Jackson (2) 300,000        7.5%              $0.65/Share January 29, 2009
--------------------------------------------------------------------------------
Ramesh Kalluri (2) 150,000        3.8%              $0.65/Share January 29, 2009
--------------------------------------------------------------------------------


(1) These options to purchase shares of the Company's Common Stock were granted to these individuals on January 29, 2002 to reward them as incentive based stock options and to motivate these persons. These options to purchase shares vest in five (5) equal allotments with twenty percent (20%) vesting and being exercisable on July 29, 2002, and the remaining eighty percent (80%) vesting and being exercisable in four (4) equal annual increments beginning on January 29, 2003 and continuing until January 29, 2006. All of these options are exercisable until and expire on January 29, 2009. Because these options and the shares underlying these options are being provided as motivation to the individuals only, both the option and the underlying shares may not be sold, transferred, assigned, pledged for a loan, margined, hypothecated or exchanged, except pursuant to the laws of descent, for a period of three (3) years from the date of grant.
(2) These individuals are no longer employed by the Company and, therefore, their options no longer vest. Accordingly, Bill Jackson owns 400,000 vested shares, and his option for the remaining 600,000 shares has expired. Chris Jackson owns 120,000 vested shares, and his option for the remaining 180,000 shares has expired. Ramesh Kalluri owns 60,000 vested shares, and his option for the remaining 90,000 shares has expired.

                                   PROPOSAL 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Subject to ratification by the stockholders, the Board has selected Payne, Falkner, Smith & Jones, P.C., independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2003. Although stockholder approval of the Board of Directors' selection of Payne, Falkner, Smith & Jones, P.C. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not approve this proposal at the Annual Meeting, the Board of Directors may reconsider the selection of Payne, Falkner, Smith & Jones, P.C.

      Representatives of Payne, Falkner, Smith & Jones, P.C. are not expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives, if present, will be available to respond to appropriate questions from stockholders.

      The Board recommends a vote FOR the ratification of the appointment of Payne, Falkner, Smith & Jones, P.C. as the Company's independent auditors.

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

       On May 10, 2002, the board of directors of the Company appointed Payne, Falkner, Smith & Jones, P.C. as the Company's independent auditor for the fiscal year ended December 31, 2002. This appointment represented a change in the Company's auditor from De Visser & Gray. There was no disagreement with, resignation by, or dismissal of De Visser & Gray. This change was prompted by the move of the Company's principal executive office from Vancouver, B.C., Canada to Houston, Texas. De Visser & Gray's report on the Company's financial statements for the past two (2) years did not contain an adverse opinion or disclaimer of opinion, and had not been modified as to uncertainty, audit scope, or accounting principles.

      There were no disagreements with De Visser & Gray on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The change was prompted by the move of the Company's principal executive office from Vancouver, B.C., Canada to Houston, Texas. The decision to change accountants was approved by the Company's Board. Representatives of the Company's current independent accountant, Payne, Falkner, Smith & Jones, P.C., are not expected to be present at the Annual Meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

      Payne, Falkner, Smith & Jones, P.C. billed the Company an aggregate of $30,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year ended December 31, 2002.

      Payne, Falkner, Smith & Jones, P.C. billed the Company an aggregate of $3,850 in fees for professional services rendered in connection with the review of the Company's financial statements included in its Form 10-QSB for the quarterly period ended June 30, 2003.

      De Visser & Gray billed the Company an aggregate of $500 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year ended December 31, 2001.

      Payne, Falkner, Smith & Jones, P.C. billed the Company an aggregate of $1,200 in fees for professional services rendered in connection with the review of the Company's financial statements included in its Form 10-QSB for the quarterly period ended March 31, 2002.

Audit-Related Fees

      Payne, Falkner, Smith & Jones, P.C. and De Visser & Gray did not bill the Company for any assurance and related services reasonably related to the performance of the audit or review of the Company's financial statements which are not disclosed above.

Tax Fees

      Payne, Falkner, Smith & Jones, P.C. billed the Company $525 in 2002 for professional services rendered for tax compliance, tax advice, and tax planning. The Company was not billed for professional services rendered for tax compliance, tax advice and tax planning in 2001.

Financial Information Systems Design and Implementation Fees

      Payne, Falkner, Smith & Jones, P.C. did not perform any information technology services relating to financial information systems design and implementation for the fiscal years December 31, 2001 and December 31, 2002.

All Other Fees

      Payne, Falkner, Smith & Jones, P.C. and De Visser & Gray have not billed the Company any other fees for professional or other related services.

      The Company's Board of Directors has determined that the provision of services by Payne, Falkner, Smith & Jones, P.C., and DeVisser & Gray as set forth above, was compatible with maintaining the principal accountant's independence.

                                 PROPOSAL NO. 3
                                 OTHER BUSINESS

      The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this proxy statement. If, however, any other matters should properly come before the meeting, it is intended that holders of proxies will act in accordance with their judgment on such matters.

      A vote FOR Proposal #3 will effectively confer authority in the Proxy holder to vote the shares covered by the Proxy as the Proxy Holder deems appropriate. A vote AGAINST Proposal #3 will be treated as shares over which no Proxy is granted and therefore counted as an abstention from voting on any other business as may properly come before the Annual Meeting, including any modification or variation to an existing proposal. Any proxy may be revoked by a shareholder at any time before it is exercised by giving written notice to that effect to the corporate secretary of the Company or by voting in person at the Annual Meeting.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

      Proposals of shareholders that are intended to be presented at the Company's next Annual Meeting must be received by the Company no later than May 25, 2004 in order to be included in the proxy statement and proxy relating to the meeting.

      The person presiding at the next annual meeting may refuse to permit to be brought before the meeting any shareholder proposal not made in compliance with Rule 14a-8 of the Securities Exchange Act of 1934.

                                  ANNUAL REPORT

      The Company will provide without charge to each shareholder of record as of August 27, 2003, upon the written request of such person, a copy of the Company's Form 10-KSB, including the financial statements, for the year ending December 31, 2002. A copy of any exhibit to the Company's Form 10-KSB may also be obtained from the Company at no charge upon written request for each such exhibit requested. Such written requests should be sent to Joe Cooper, President, Far East Energy Corporation, 400 N. Sam Houston Parkway East, Suite 205, Houston, Texas 77060.

BY THE ORDER OF THE BOARD OF DIRECTORS:

      /s/ Joe Cooper, President
      -------------------------
      Houston, Texas
      September 22, 2003

                           FAR EAST ENERGY CORPORATION
                                 AND SUBSIDIARY

                        Consolidated Financial Statements

                           December 31, 2002 and 2001
                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Board of Directors
Far East Energy Corporation and Subsidiary

We have audited the accompanying consolidated balance sheet of Far East Energy Corporation and Subsidiary (a development stage company) as of December 31, 2002 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Far East Energy Corporation and Subsidiary (formerly EZFoodstop.com) as of December 31, 2001, were audited by other auditors whose report dated January 11, 2002, on those statements included an explanatory paragraph that described the company's lack of an established source of revenue raised substantial doubt about its ability to continue as a going concern as discussed in Note 2 to the financial statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2002 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Far East Energy Corporation and Subsidiary as of December 31, 2002, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred net losses since its inception and has no established source of revenues. Those conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the company cannot continue in existence.

February 20, 2003

                   FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZfoodstop.com)
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                           December 31, 2002 and 2001


ASSETS                                            2002            2001
------                                          ---------       --------
Current:
   Cash and cash equivalents                   $1,008,000       $27,000
   Prepaids and other current assets                1,000            -
                                                ---------       --------
      Total current assets                      1,009,000        27,000
                                                ---------       --------
Property and equipment, net                       101,000            -

Intanglible asset                                 175,000            -

Investment in joint venture                     3,332,000            -

Other                                             143,000            -
                                                ---------       ---------
                                               $4,750,000       $27,000
                                              ============      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities:
   Accounts payable                           $  253,000       $    -
   Other liabilites                              250,000            -
   Current portion of long-term liabilities      300,000            -
                                              -----------       ----------
      Total current liabilitis                   803,000            -
                                              -----------       ----------

Other Long Term Liabilities                    3,000,000            -
                                              -----------       ----------
Commitments and contingencies                        -              -

Stockholder's equity:
  Common stock, $0.001 par value,
  100,000,000 shares authorized,
  47,350,500 and 2,250,000 issued
  and outstanding at December 31,2002
  and 2001, respectively                          45,000          2,000
Additional paid in capital                     3,060,000         51,000

Deficit accumulated during the development
stage                                         (2,516,000)       (26,000)
Accumulated other comprehensive loss              (2,000)            -
                                             ------------       ----------
     Total stockholders'equity                   947,000         27,000
                                             ------------       ----------
                                              $4,750,000       $ 27,000
                                             ============      ===========

          See accompanying notes to consolidated financial statements.

                  FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                          (formerly EZfoodstop.com)
                        (A Development Stage Company)
                     Consolidated Statement of Operations
                For the Years Ended December 31, 2002 and 2001


                                                  Cumulative
                                                   During
                                                 Development
                                                    Stage             2002                2001
                                                  ---------         --------            --------
Revenues:
  Interest income                                 $  13,000        $  13,000           $      -
  Foreign currency exchange gain                      1,000            1,000                  -
                                                  ---------         ---------           ---------
     Total revenues                                  14,000           14,000                  -
                                                  ---------         ---------           ---------
Expenses:
  Geologic and engineering services                 380,000          380,000                  -
  Other consulting and professional services        296,000          296,000                  -
  Compensation                                      596,000          596,000                  -
  Travel                                            575,000          575,000                  -
  Legal and accounting                               71,000           66,000              3,000
  General and administrative                        252,000          231,000             12,000
                                                  ----------       ----------           ---------
    Total expenses                                2,170,000        2,144,000             15,000
                                                  ----------       ----------           ---------
Loss before income taxes                         (2,156,000)      (2,130,000)           (15,000)
Income Taxes                                            -               -                     -
                                                 -----------       ----------           ---------
Net Loss                                         (2,156,000)      (2,130,000)           (15,000)
Deficit - beginning of period                           -            (26,000)           (11,000)
                                                 -----------      -----------           ---------
Accumulated deficit - end of period             $(2,156,000)     $(2,156,000)        $  (26,000)
                                                =============     ============        ============
Earnings per share - Basic                                       $     (0.05)        $    (0.00)
                                                                  ============        ============
Earnings per share - Diluted                                     $     (0.05)             (0.00)
                                                                  ============        ============

          See accompanying notes to consolidated financial statements.

                                       F-4

                  FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZFoodstop.com)
                          (A Development Stage Company)

                  Consolidated Statement of Stockholders'Equity
              For the years ended December 31, 2002, 2001 and 2000




                                                     $.001 Par Value              Deficit
                                                       Common Stock             Accumulated Accumulated
                                                  -------------------Additional During the     Other                       Total
                                         Date of   Number of  Par     Paid-in  Development Comprehensive Comprehensive Stockholders'
                                      Transaction    Shares   Value   Capital     Stage         Loss         Loss          Equity
                                       -----------   ------   -----   -------     -----         ----         ----          ------


Shares issued                         4/00 - 8/00  2,250,000 $ 2,000   $ 51,000  $    0       $     0                     $   53,000

Net loss                                                0         0          0   (11,000)           0     $  (11,000)       (11,000)
                                                    --------- -------  --------  ---------   --------     ===========       --------

Balance December 31, 2000                          2,250,000   2,000     51,000  (11,000)           0             0           42,000

Net loss                                                0         0          0   (15,000)           0     $  (15,000)       (15,000)
                                                    --------- -------  --------  ---------   --------     ===========       --------

Balance December 31, 2001                          2,250,000   2,000     51,000  (26,000)           0             0           27,000

18 for 1 Stock Split               01/01/02       38,250,000  38,000    (38,000)       0            0             0               0
Sale of stock for cash             1/24 - 4/1/02   5,250,500   5,000  3,047,000        0            0             0       3,052,000
Stock issued in connection with
acquisition in process                12/30/02     1,600,000   2,000  6,718,000        0            0             0       6,720,000
Stock issued subject to acquisition
completion                            12/30/02    (1,600,000) (2,000)(6,718,000)       0            0             0      (6,720,000)
Comprehensive loss:
  Net loss
    Other comprehensive loss,
    net of tax:                                           0       0         0  (2,130,000)              $(2,130,000)     (2,130,000)
    Foreign currency translation
    adjustment                                            0       0         0          0       (2,000)       (2,000)         (2,000)
                                                 ----------  -------  --------- ----------   ---------  ------------      ----------
  Total Comprehensive Loss                                                                             $(2,132,000)
                                                                                                        ============


Balance December 31, 2002                        45,750,500 $ 45,000 $3,060,000 $(2,156,000)$  (2,000)                    $  947,000
                                                 ========== ======== ========== =========== =  =======                    ==========

           See accompanying notes to consolidated financial statements
                                       F-5

                   FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZfoodstop.com)
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows
                 For the Years Ended December 31, 2002 and 2001


                                                     Cumulative
                                                        During
                                                      Development
                                                        Stage                     2002                 2001
                                                     -------------            ------------         ----------

Cash flows from operating activities:
  Net loss                                           $ (2,156,000)            $(2,130,000)        $(15,000)

Adjustments to reconcile net loss to
cash used in operations:
  Depreciation                                              7,000                   7,000              -
  Increase in prepaid expense                              (1,000)                 (1,000)             -
  Increase (decrease) in accounts payable                 253,000                 253,000           (1,000)
                                                       -------------            ------------      -----------
    Net cash used in operations                        (1,897,000)             (1,871,000)         (16,000)
                                                     --------------            -------------      ------------
Cash flows from investing activities:
  Acquisitions of intangibles                             (90,000)                (90,000)             -
  Investments in property and equipment                  (108,000)               (108,000)             -
                                                     -------------            ------------         -----------
     Net cash used in investing activities               (198,000)               (198,000)             -
                                                     -------------            ------------         -----------

Cash flows from financing activities:
  Proceeds from the sale of common stock                3,105,000               3,052,000              -
                                                     -------------            ------------         -----------

Effect of exchange rate changes on cash                    (2,000)                 (2,000)             -
                                                     -------------            ------------         -----------

Increase (decrease) in cash and cash equivalents        1,008,000                 981,000          (16,000)
Cash and cash equivalents - beginning of period                -                   27,000           43,000
                                                     -------------            ------------         -----------
Cash and cash equivalents - end of period              $1,008,000              $1,008,000          $27,000
                                                     =============            ============         ===========


          See accompanying notes to consolidated financial statements.

                   FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZfoodstop.com)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                           December 31, 2002 and 2001


1. Summary of Significant Accounting Policies
   ------------------------------------------

Basis of Presentation
---------------------

The financial statements include the accounts of Far East and its wholly owned subsidiary, Far East (BVI), Inc. (Far East BVI) and its Chinese joint venture entity, Guihzou Far East Panjiang Chemical Co. Ltd. (GFEPC). Far East is organized under the laws of the State of Nevada. Far East BVI is organized under the laws of the British Virgin Islands. GFEPC is a Chinese joint venture. All significant intercompany balances and transactions have been eliminated in consolidation.

The following is a summary of the significant accounting policies used by Far East Energy Corporation and Subsidiary (together referred to as the Company) in the preparation of its financial statements. These accounting policies conform to generally accepted accounting principles and practices generally followed within the mining and extraction industries. A description of the more significant of these policies follows.

Business
--------

The Company was incorporated as Egoonline.com in the State of Nevada, United States of America on February 4, 2000 under the Nevada Revised Statutes, Chapter 78, Private Companies, and changed its name to EZfoodstop.com on April 26, 2000. EZFoodstop.com changed its name to Far East Energy Corporation on January 10, 2002.

Far East Energy Corporation is an independent energy company engaged in the acquisition, exploration, development, and production of coal bed methane reserves in China and the United States. Its current operations are principally focused on developing its coal bed methane projects located in the Guizhou and Yunnan Provinces of China.

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. The Company has been in the development stage since its formation on February 4, 2000. The Company has incurred net losses since its inception and has not established a source of revenue. In view of these matters, realization of a major portion of the assets in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                   FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZfoodstop.com)
                          (A Development Stage Company)

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and Equipment
----------------------

The Company follows the successful efforts method of accounting. Under this method, the Company capitalizes all costs related to property acquisitions and successful exploratory wells, all development costs and the costs of support equipment and facilities. Certain costs of exploratory wells are capitalized pending determination that proved reserves have been found. All costs related to unsuccessful exploratory wells are expensed when such wells are determined to be non-productive; other exploration costs, including geological and geophysical costs, are expensed as incurred. The Company recognizes gain or losses on the sale of properties on a field basis.

Unproved leasehold costs are capitalized and reviewed periodically for impairment on a property-by- property basis, considering factors such as drilling and exploitation plans and lease terms. Costs related to impaired prospects are charged to expense. An impairment expense could result if oil and gas prices decline in the future or if downward reserves revisions are recorded, as it may not be economic to develop some of these unproved properties.

Costs of development dry holes and proved leaseholds are amortized on the unit-of-production method based on proved reserves on a field basis. The depreciation of capitalized production equipment and drilling costs is based on the unit-of-production method using proved developed reserves on a field basis.

Unproved oil and gas properties, including any related capitalized interest expense, are not amortized, but are assessed for impairment either individually or on an aggregated basis.

The costs of certain unevaluated leasehold acreage, wells drilled and international concession rights are not being amortized. Costs not being amortized are periodically assessed for possible impairments or reductions in value. If a reduction in value has occurred, costs being amortized are increased or a charge is made against earnings for those international operations where a reserve base is not yet established.

The Company applies Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Under SFAS No. 121, long-lived assets and certain intangibles are reported at the lower of the carrying amount or their estimated recoverable amounts. Long-lived assets subject to the requirements of SFAS No. 121 are evaluated for possible impairment through review of undiscounted expected future cash flows. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset or if changes in facts and circumstances indicate, an impairment loss is recognized. No impairment existed at December 31, 2002.

                   FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZfoodstop.com)
                          (A Development Stage Company)


Income Taxes
------------

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Environmental Matters
---------------------

Environmental costs are expensed or capitalized depending on their future economic benefit. Costs that relate to an existing condition caused by past operations with no future economic benefit are expensed. Liabilities for future expenditures of a non-capital nature are recorded when future environmental expenditures and/or remediation are deemed probable and the costs can be reasonably estimated. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

Net Loss Per Share
------------------

The Company applies SFAS No. 128, "Earnings Per Share" for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of the Company.

Revenue Recognition
--------------------

Methane gas sales revenues generally are recorded using the sales method, whereby the Company recognizes sales revenue based on the amount of gas sold to purchasers on its behalf.

Stock Options
-------------

The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock option plan and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). Accordingly, no compensation cost for stock options granted has been recognized, as all options granted under these plans had an exercise price equal to or greater than the market value of the underlying common stock on the day of grant. Had compensation cost for these plans been determined consistent with the provisions of SFAS No. 123, the Company's stock-based compensation expense, net loss and loss per share would have been adjusted to the following pro forma amounts:

                  FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZFoodstop.com)
                          (A Development Stage Company)

                                                          2002
                                                       ---------
Stock-based compensation expense - as reported         $    -
Stock-based compensation expense - pro forma            252,000
Net loss - as reported                                2,130,000
Net loss - pro forma                                  2,382,000
Loss per share - as reported
     Basic                                                 0.05
     Diluted                                               0.05
Loss per share - pro forma
     Basic                                                 0.05
     Diluted                                               0.05


The Company estimated the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the year ended December 31, 2002: dividend yield at 0%; expected volatility of approximately 50%; risk-free interest rate of 1.4% and expected lives of one to 4 years for the options.

There was no stock option plan prior to 2002.

Foreign Currency Translation
----------------------------

Foreign currency transactions and financial statements are translated in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation. The functional currency for the Company's foreign operations is the applicable foreign currency. The translation of the applicable foreign currency into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains or losses resulting from such translation are included in the consolidated statements of stockholders' equity and comprehensive income.

Foreign currency translation resulted in an aggregate exchange loss of $2,000 in 2002. There were no foreign currency transactions in 2001.

Fair Values of Financial Instruments
------------------------------------

The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 2002 and 2001.

                                   2002                          2001
                       --------------------------    ---------------------------
                       Carrying        Estimated       Carring        Estimated
                        Amount         Fair Value       Amount        Fair Value
                      ----------      -----------      --------        ---------
                                          (In Thousands)

Cash and cash
equivalents             $1,008          $1,008         $    27         $      27
Other liabilites         3,550           3,336              -                 -

The following methods and assumptions were used to estimate the fair value of the financial instruments summarized in the table above. The carrying values of accounts receivable, other assets, accounts payable and accrued expenses included in the accompanying consolidated balance sheets approximated fair market value at December 31, 2002 and 2001.

                   FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZFoodstop.com)
                          (A Development Stage Company)

Cash and cash equivalents

The carrying amounts approximate fair value due to the short-term maturity of the instruments.

Other Liabilities and Commitments

The fair value of other liabilities and commitments is the present value of amounts to be paid determined at appropriate current interest rates.

Reclassification
----------------

Certain amounts previously reported have been reclassified to conform to the current format.

Recent Accounting Pronouncements
--------------------------------

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." SFAS No. 141 is intended to improve the transparency of the accounting and reporting for business combinations by requiring that all business combinations be accounted for under a single method- -the purchase method. This statement is effective for all business combinations initiated after June 30, 2001.

In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement applies to intangibles and goodwill acquired after June 30, 2001, as well as goodwill and intangibles previously acquired. Under this statement, goodwill as well as other intangibles determined to have an infinite life will no longer be amortized; however, these assets will be reviewed for impairment on a periodic basis. This statement is effective for the Company for the first quarter in the fiscal year ending December 31, 2002. Management does not believe that the adoption of this statement will have a material effect on the Company's financial statements.

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Management does not believe that the adoption of this statement will have a significant impact on the company's financial statements.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. Management does not believe that the adoption of this statement will have a significant impact on the company's financial statements.

2.   Going Concern
-------------------

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no source of revenue. The ability of the Company to continue as a going concern is dependent upon its ability to raise substantial funds for use in development activities.

                  FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZFoodstop.com)
                          (A Development Stage Company)


3.   Statement of Cash Flows
----------------------------

The Company uses the indirect method to present cash flows from operating activities. Other supplemental cash flow information for the years ended December 31, 2002 and 2001 is presented as follows:

                                        2002            2001
                                     ---------      ----------
    Cash transactions:
     Cash paid for interst           $     -         $     -
                                     =========      ==========
     Cash paid for income taxes      $     -         $     -
                                     =========      ==========
    Noncash transactions:
     Acquisition of contact rights   $ 150,000       $     -
                                     =========      ==========

4. Property and Equipment
-------------------------
Property and equipment includes the following:


                                        2002            2001
                                     ----------     ----------
 Furniture and equipment             $ 108,000      $      -
 Accumulated depreciation               (7,000)            -
                                     ----------     ----------
                                     $ 101,000      $      -
                                     ==========     ==========

5.  Intangible Assets
----------------------

Intagible assets consist of mineral exploration rights acquired during 2002 and are being amortized over three years. Assigned costs amounted to approximately $175,000. There was no amortization expense in 2002. Estimated amortization expense for each of the ensuing years through December 31, 2005, is 58,000.

On January 25, 2002, the Company entered into a Production Sharing Contract with the China United Coal Bed Methane Corporation (CUCBM), which has exclusive legal authority over all coal bed methane gas in the People's Republic of China (PRC). Pursuant to the Production Sharing Contract, the Company received the authority from CUCBM to jointly explore, develop, produce and sell coal bed methane gas in and from a total area of 1,072 unevaluated square kilometers in the Enhong and Laochang areas of Yunnan Province, PRC. The Production Sharing Contract was subject to formal ratification by PRC's Ministry of Foreign Trade and Economic Cooperation (MOFTEC). On December 30, 2002, MOFTEC ratified this Production Sharing Contract. The contract requires the Company to pay $150,000 to CUCBM upon ratification.

The Company has another Production Sharing Contract of the same date with CUCBM in the Zhaotong area of Yunnan Province which has not yet been ratified.

The Company has the right to earn a minimum of 60% interest in the joint venture, with CUCBM retaining the remaining 40%. In the event CUCBM elects to participate at a level less than 40%, their interest will be reduced proportionately, increasing the Company's participating interest.

                  FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZFoodstop.com)
                          (A Development Stage Company)


As a result of MOFTEC's ratification and approval of the Production Sharing Contract concerning the Enhong and Laochang areas, the Company can commence its exploration program which initially involves the drilling of five (5) exploratory wells and eight (8) pilot development wells.

6. Investment in Joint Venture
------------------------------

On June 5, 2002, the Company executed a Sino-Foreign Joint Venture Contract (the Contract) with Panjiang Coal-Electricity (Group) Co. Ltd. (Panjiang) to establish a joint venture limited liability company (Joint Venture) in the PRC to extract and use coalmine methane gas from six (6) operating Panjiang coalmines which cover an area of 120 square kilometers. This contract was entered into by the Company through its wholly owned subsidiary, Far East BVI. The Company is developing drilling plans to prove and exploit the resources in these contract areas in the Guizhou Province.

In consideration for this right to capture this coalmine methane gas, the Company will pay a total of $3,300,000 to Panjiang over the next three (3) years with $300,000 being paid at the beginning of the thirteenth (13th) month, $600,000 being paid at the beginning of the nineteenth (19th) month, $1,100,000 being paid at the beginning of the twenty-seventh (27th) month, and $1,300,000 being paid at the beginning of the thirty third (33rd) month. These obligations are recorded in the consolidated financial statements as of December 31, 2002. Additionally, the Company has agreed to provide Panjiang with 16,000,000 cubic meters per year of untreated, minimum 30% concentration, coalmine methane gas (equivalent to 5,500,000 cubic meters of pure methane) for use in Panjiang employee households.

The Company has also committed to provide all of the necessary funds for the extraction and use of the coalmine methane gas operations over the twenty (20) year term of the Contract.

However, as these amounts are not yet determinable, there is no provision in the financials as of December 31, 2002.

Panjiang will, in addition to allowing full and complete access to the coalmine methane gas, do the following:

        - Apply to the relevant authorities for the establishment of the Joint Venture and obtain necessary approvals;
        -  Assist in obtaining a business license for the Joint Venture;
        - Assist in getting land use rights, water use rights, electricity supply and other necessities for field development, well drilling, installation, upgrading, purification of coalmine methane gas and production of chemical products;
        - Provide all the land use rights for the household use methane gas pipelines;
        -  Assist the foreign employees in getting relevant visas;
        - Assist in purchasing equipment, materials, vehicles, communication equipment; and
        - Assist in the design and construction of the project, and in recruiting managers, technicians, and workers and other required employees.

                  FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZFoodstop.com)
                          (A Development Stage Company)

The Company may withdraw from the project at any time by providing ninety (90) days written notice to Panjiang. During the first seven (7) year period, the Company will receive one hundred percent (100%) of the profits derived from its sale of coalmine methane gas and its products. After the expiration of the first seven (7) year period, the Company will pay Panjiang the following percentage of net profits derived from the sale of coalmine methane gas and its products:

      Year Eight                       10%
      Year Nine through Sixteen        20%
      Year Seventeen through Twenty    50%

Subsequent to December 31, 2002 the Company notified Panjiang of its intention to withdraw from the project which effectively eliminates all assets and obligations associated with the project. If the Company had withdrawn from the project in 2002 the total assests and liabilities in the accompanying consolidated balance sheet would have been decreased by approximately $3,300,000.

7.  Other Assets
----------------

Effective December 31, 2002, the Company entered into an agreement to acquire a significant amount of assets when its wholly owned subsidiary, Far East Montana, Inc., executed a Plan of Merger (Agreement) with Newark Valley Oil & Gas, Inc, a Nevada corporation (Newark) wholly owned by North American Oil and Gas, Inc., (North American). Newark survived the merger and became a wholly owned subsidiary of the Company. Pursuant to the Agreement, in exchange for one hundred percent (100%) of the outstanding equity of Newark, the Company has issued: 1,600,000 restricted common shares and agreed to pay $600,000 in cash ($100,000 paid at closing, $200,000 to be paid five (5) months after closing and $300,000 to be paid twelve (12) months after closing), and assumed liabilities with a fair value of $364,000.

As a result of the agreement, the Company will acquire certain undeveloped oil, gas and mineral rights and interests in approximately 147,535.10 net acres located in the eastern portion of the state of Montana. Of the total net acres, approximately 134,530.16 acres constitute federal leases, approximately 5,141,80 acres constitute state of Montana leases, and approximately 7,863.14 acres constitute freehold leases. This acquisition will be intended to constitute a tax- free plan of reorganization pursuant to IRC Section 368(a)(1)(A). This acquisition will be accounted for as a purchase. As such, acquired assets and liabilities will be recorded at their fair value at the date of acquisition.

                  FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZFoodstop.com)
                          (A Development Stage Company)

The agreement contains a contingency that the Company must use its best efforts to secure additional financing in the amount of $2,000,000 within 120 days from the date of closing (December 31, 2002). Any amounts of financing received by the Company since the date of the execution of the Letter of Intent on November 9, 2002 shall be deducted from the total $2,000,000 financing requirement. In the event such financing is not secured within 120 days of Closing, the Company shall be in default of this Agreement and the transaction shall be subject to rescission. In the event of rescission, the Company will transfer all of the outstanding equity interests in Newark to North American. North American will return to the Company the 1,600,000 restricted common shares of the Company. However, North American will retain any monies tendered pursuant to the Agreement.

8.   Long Term Liabilities
--------------------------

Long-term liabilities consist of obligations arising from the acquisition of certain assets more fully described in Note 4.

        Liabilities associated with the acquisition     $3,300,000
          of certain contract rights
        Less current maturitiies included in current
          liabilities                                      300,000
                                                       -------------
                                                        $3,000,000
                                                       =============

Following are maturities of long-term liabilities for each of the next three years:

                 2003                                     $300,000
                 2004                                    1,700,000
                 2005                                    1,300,000
                                                       --------------
                                                        $3,300,000
                                                       ==============

                  FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZFoodstop.com)
                          (A Development Stage Company)



9.  Income Taxes
-----------------

Deferred income taxes reflect the net tax effects of temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2002 and 2001 are as follows:

                                        2002            2001
                                      -------        ---------
Deferred tax assets:
 Net Operating loss                  $762,000        $   4,000

Deferred tax liabilities:
 Bank premises and equipment            1,000              -
                                     ---------        ---------
    Net deferred tax asset            761,000            4,000
    Less valuation allowance         (761,000)          (4,000)
                                     ---------        ---------
                                     $     -          $    -
                                     =========        ==========

At December 31, 2002, the Company had a net operating loss carryforward for federal income tax purposes of approximately $2,240,000, which will expire beginning in 2016. At December 31, 2002 and 2001, management believed that the above indicated valuation allowance was necessary in order to comply with the provisions of Statement of Financial Accounting Standard No. 109, as discussed in note 1.

Income taxes for financial reporting purposes differed from the amounts computed by applying the statutory federal income tax rates due to the recording of the valuation allowance. The net change in the valuation allowance for the year ended December 31, 2002 and 2001 was $757,000 and $4,000, respectively.

10.  Commitments and Contingencies
-----------------------------------

The Company is involved in legal actions arising from normal business activities. Management believes that these actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the financial position or results of operations of the Company. The Company does not anticipate any material losses as a result of commitments and contingent liabilities.

Rent expense for the year ended December 31, 2002 was approximately $49,000. There was no rent expense in 2001. There are no noncancelable leases with remaining terms in excess of one year.

                   FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZFoodstop.com)
                          (A Development Stage Company)

11.  Related Party Transactions
--------------------------------

In the ordinary course of business, the Company has and expects to continue to have transactions, including borrowings, with its employees, officers, directors and their affiliates. In the opinion of management, such transactions are on the same terms as for comparable transactions with unaffiliated persons.

The Company leases its Houston office from an entity owned in part by an officer and stockholder of the Company. The lease is classified as an operating lease and provides for minimum monthly rentals of $3,000 through May 2003.

12.  Stockholders' Equity
-------------------------

Earnings per Share

   The following table sets forth the computation of basic and diluted loss per share:
                                                2002                    2001
                                            -----------               ---------
                                           (In Thousands, Except Per Share Data)
Numerator:
  Net loss from continuing operations       $    2,130                $      15
                                            ------------             -----------
Numerator for basic
  loss per share - loss
  available to common stockholders          $    2,130                $      15
                                            ------------             -----------
Numerator for dulutive loss per
  share - loss available to common
  stockholders after assumed conversions    $    2,130                $      15
                                            -----------              -----------
Denominator:
  Denominator for basic loss per share
  share - weighted average shares               44,810                   40,500

Effect of dilutive securities:
  Stock Options                                     -                        -
                                            -----------               ----------
Dilutive potential common shares                    -                        -
                                            -----------               ----------
Denominator for diluted loss per
  share - adjusted weighted
  average shares and assumed
  conversion                                    44,810                   40,500
                                            -----------               ----------
Basic loss per common share                 $     0.05                $       -
                                            ===========               ==========
Diluted loss per common share               $     0.05                        -
                                            ===========               ==========

For the years ended December 31, 2002 and 2001 all common stock equivalents were included in the computation of diluted earnings per share.

                   FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZFoodstop.com)
                          (A Development Stage Company)

Private Placement Offerings of Common Stock

The Company engaged in an accredited investors offering (Offering) of shares of its common stock, $0.001 par value (Common Stock), at sixty-five cents ($0.65) per share. The offering was made pursuant to exemption from registration under
Section 4(2) of the Securities Act of 1933.

Beginning January 24, 2002 and concluding on March 19, 2002, pursuant to Rule 506 of the Securities Act of 1933, Common Stock shares of 5,250,500 were sold to a group of 22 accredited foreign investors and two accredited United States individuals for a total offering price of $3,412,825. A commission of 11% was paid to the broker and escrow agent utilized to affect the European sales. The proceeds from the US investors were not subject to a commission.

13.  Stock Option Plan
----------------------

On January 29, 2002, the Board of Directors adopted, and the Company's stockholders subsequently approved, a non-qualified Stock Option Plan (the
Plan), whereby certain employees have been granted incentive options to purchase up to 3,990,000 shares of the common stock of the Company. The vesting schedule is 20% per year beginning July 29, 2002 and continuing at 20% per year on each January 29. The options expire January 29, 2009.

The exercise price of incentive options must be equal to at least the fair market value of the common stock as of the date of grant. Under the terms of the Company's Stock Option Agreement, options were granted to key employees at not less than the market price of the Company's common stock on the date of grant. The purpose of the options is to reward directors and key personnel for joining the Company and to give them an incentive to remain with the Company.

As of December 31, 2002, the Company had granted 3,990,000 options under the Plan.

There was no stock option plan prior to 2002.

A summary of option transactions during the year ended December 31, 2002 is as follows:
                                                     2002
                                      ---------------------------------
                                        Shares Under       Option Price
                                          Option             Per Share
                                      ---------------   ----------------
Outstanding at beginning of year                -       $        -
Granted                                   3,990,000             0.65
Exercised                                       -                -
Forfeited                                       -                -
                                      ---------------   ----------------
Outstanding at end of year                3,990,000             0.65
                                      ===============   ================
Options exercisable                         798,000
Weigted average per share
 fair value of options granted
 during the period                      $       0.65

                   FAR EAST ENERGY CORPORATION AND SUBSIDIARY
                            (formerly EZFoodstop.com)
                          (A Development Stage Company)

A summary of options outstanding as of December 31, 2002 as follows:


                                              Weighted
      Exercise       Number of Options    Average Remaining    Number of Options
       Price         Outstanding          Contractual Life        Exercisable
      --------       -----------------    -----------------    -----------------
       $0.65         3,990,000            6.08 years                798,000

All the outstanding options are exercisable at various times in years 2003 through 2009. All non-qualified stock options were granted at or greater than fair value on the date of grant. Generally, options granted under the Plan have a seven-year term and provide for vesting over four years.

14. Subsequent Event
--------------------

During the first quarter of 2003 the Company sold 60,000 shares of its common stock for $2.50 per share.

                              FAR EAST ENERGY CORP.
                            (formerly EZFoodstop.com)
                                  Balance Sheet
                    As at June 30, 2003 and December 31, 2002

                                                (U.S.$)        (U.S.$)
                                              (unaudited)
                                                June 30       December 31
                                                 2003            2002
                                             ------------   ------------

                                     ASSETS

Current Assets
        Cash and cash Equivalents            $   187,000     $ 1,008,000
        Prepaids and other current assets              -           1,000
                                             -----------     -----------
                Total current assets         $   187,000     $ 1,009,000
                                             -----------     -----------

Property and equipment, net                       87,000         101,000
Investment in Joint Venture                            -       3,322,000

Intangible Asset                                 145,000         175,000
Other Assets                                     402,000         143,000
                                             -----------     -----------
TOTAL ASSETS                                     821,000       4,750,000
                                             ===========     ===========

                                  LIABILITIES

Current Liabilities
        Accounts Payable                         439,000         253,000
        Other liabilities                              -         250,000
        Notes payable                            125,000          -
        Current portion of long-term liabilities       -         300,000
                                             -----------     -----------
        Total Current Liabilities                564,000         803,000
                                             -----------     -----------

Long-Term Liabilities
        Other Long-Term Liabilities                    -       3,000,000
                                             -----------     -----------

TOTAL LIABILITIES                                564,000       3,803,000
                                             -----------     -----------

                              STOCKHOLDERS' EQUITY

Stockholders' Equity (note 4)
        Common stock, $0.001 par value,
        500,000,000 shares authorized,
        48,212,500 and 47,350,500 issued
        and outstanding at June 30, 2003
        and December 31, 2002 respectively         47,000          45,000
Additional paid in capital                      3,714,000       3,060,000
Accumulated other comprehensive loss               (2,000)         (2,000)
Deficit accumulated during the Development
Stage                                          (3,502,000)     (2,156,000)
                                              ------------     -----------
                                                  257,000          947,000
                                              ------------     -----------
                                                 $821,000       $4,750,000
                                              ============     ===========

                              FAR EAST ENERGY CORP.
                            (formerly EZFoodstop.com)
                Statements of Operations and Accumulated Deficit
                       For the Six Months and Three Months
              Ended June 30, 2003 (unaudited) and 2002 (unaudited)



                                                Cumulative       For the Six Month       For the Three Month
                                                  During            Periods Ended           Periods Ended
                                                Development           June 30,                 June 30,
                                                   Stage         2003         2002         2003          2002
                                                ----------------------------------------------------------------
Revenues
Interest income                                  $ 14,000       $ 1000       $     -      $  1000       $     -
Foreign currency exchange gain                      1,000            0             -            -             -
                                                  --------      --------     -------      --------     ---------
     Total Revenue                                $15,000         1000            0          1000             -

Expenses
Geologic and engineering services                 645,000      265,000        75,000       193,000
Other consulting and professional services        400,000      124,000       117,000        37,000
Compensation                                    1,099,000      503,000       171,000       261,000
Travel                                            756,000      181,000       141,000        89,000
Legal and accounting                              192,000      121,000        71,000        53,000
General and administrative                        374,000      102,000        84,000        28,000         6,000
Loss on investment in Joint Venture                22,000       22,000                           0
Amortization                                       29,000       29,000                      14,000             -
                                                ----------- -------------   ----------  ------------    ----------


Net loss for the period                        (3,502,000)  (1,346,000)     (659,000)     (674,000)       (6,000)
Deficit - beginning of period                           -   (2,156,000)      (26,000)   (2,828,000)      (16,000)
                                               -----------  ------------   ----------  ------------    ----------
Accumulated deficit - end of period            (3,502,000)  (3,502,000)     (685,000)   (3,502,000)      (22,000)
                                               ============ ============   =========== ============    ===========

Weighted average number of
shares outstanding                                          45,892,634    45,750,500    45,750,500    45,750,500
                                                            ===========   ============  ===========   ============
Loss per share - Basic                                    $       .029          .014          .015             -
                                                            ===========   ============  ===========   ============
Loss per share - Diluted                                  $       .029          .014          .015             -
                                                            ===========   ============  ===========   ============


                              FAR EAST ENERGY CORP.
                            (formerly EZFoodstop.com)
                 Consolidated Statement of Stockholders' Equity
                          For the Period from the Date
         of Incorporation(February 4, 2000) to June 30, 2003 (unaudited)


                                                                                Deficit
                                                 $.001 Par Value             Accumulated
                                                  Common Stock                During the       Other         Total
                                     Date of    Number of    Par    Paid-In   Development Comprehensive Comprehensive Stockholders'
                                   Transaction   Shares     Value   Capital      Stage         Loss         Loss       Equity

Shares issued                      4/00 - 8/00  2,250,000  $2,000   $ 51,000    $      -     $    -  $       -        $  53,000
Net loss                                               -        -          -     (11,000)         -        (11,000)     (11,000)
                                                -----------------------------------------------------------========-------------
Balance, December 31, 2000                      2,250,000   2,000     51,000     (11,000)         -          -           42,000

Net loss                                              -        -          -      (15,000)         -        (15,000)     (15,000)
                                                    -------------------------------------------------------========-------------
Balance, December 31, 2001                      2,250,000   2,000     51,000     (26,000)         -         -            27,000

18 for 1 Stock Split               1/1/02      38,250,000  38,000    (38,000)          -          -         -                 -
Sale of stock for cash          1/24 - 4/1/02   5,250,500   5,000  3,047,000           -          -         -         3,052,000
Stock issued in connection
with acquisition in process        12/30/02     1,600,000   2,000  6,718,000           -          -         -         6,720,000
Stock issued subject to
acquisition completion             12/30/02    (1,600,000) (2,000)(6,718,000)          -          -         -        (6,720,000)

Comprehensive loss:
  Net loss                                             -       -          -   (2,130,000)         -     (2,130,000)  (2,130,000)
Other comprehensive loss, net of tax

  Foreign currency translation
  adjustment                                           -       -          -           -      (2,000)        (2,000)     (2,000)
                                                   ---------------------------------------------------------------------------------
Total Comprehensive Loss                               -       -          -           -          -      (2,132,000)         -
                                                                                                        ===========
Balance, December 31, 2002                     45,750,500  45,000  3,060,000  (2,156,000)   ( 2,000)        -          947,000

Sale of stock for cash           2/6 - 6/23/03    862,000   2,000    654,000           -         -          -          656,000

Comprehensive Loss:
  Net loss                                            -         -         -   (1,346,000)        -      (1,346,000) (1,346,000)
                                                  ---------------------------------------------------------------------------------
Total comprehensive loss                              -         -         -            -         -    $ (1,346,000)         -
                                                                                                        ===========

Balance, June 30 , 2003                        46,612,500 $47,000 $3,714,000 $(3,502,000)   $(2,000)          -      $ 257,000
                                                  ==================================================================================






                             FAR EAST ENERGY CORP.
                           (formerly EZFoodstop.com)
                            Statements of Cash Flows
             For the six Month Periods Ended June 30, 2003 and 2002


                                                    Cumulative
                                                       During              For the Six Month
                                                    Development              Periods Ended
                                                       Stage                     June 30,
                                                    (unaudited)                (unaudited)
                                                  ---------------   --------------------------------
                                                                          2003              2002
Cash Provided By (Used For):                                        ---------------  ---------------

Operating Activities
Net loss for the period                             $(3,502,000)      $(1,346,000)       $(659,000)
Adjustment to reconcile net loss to cash used
in operations

Depreciation                                             21,000            14,000                 -
Amortization                                             29,000            29,000                 -
Decrease in prepaid expense                                   -             1,000                 -
Increase in accounts payable                            439,000           187,000            55,000
                                                  --------------     --------------  ---------------
Net Cash used by operating activities                (3,013,000)       (1,115,000)         (604,000)
                                                  --------------     --------------  ---------------

Investing Activities
Acquisitions of Intangibles                            (598,000)         (259,000)                -
Investments in property and equipment                  (108,000)                -           (23,000)
Loss on Investment in Joint Venture                      22,000            22,000                 -
                                                   -------------     --------------  ---------------
Net cash used in investing activities                  (684,000)         (237,000)          (23,000)
                                                   -------------     --------------  ---------------

Financing Activities
Net proceeds from the sale of common stock            3,761,000           656,000         3,052,000
Decrease in other liabilities                                 -          (250,000)                -
Increase in notes payable                               125,000           125,000                 -
                                                   -------------     --------------  ---------------
Net Cash provided by Financing Activities             3,886,000           531,000         3,052,000
                                                   -------------     --------------  ---------------

Effect of exchange rate changes on cash                  (2,000)                -                 -

Increase (decrease) in cash and cash
equivalents                                             187,000          (821,000)        2,425,000
Cash and cash equivalents - beginning of
period                                                        -         1,008,000            27,000
                                                   -------------    ---------------   --------------
Cash and cash equivalents - end of period               187,000           187,000         2,452,000
                                                   =============    ===============   ==============

                             FAR EAST ENERGY CORP.
                            (formerly EZFoodstop.com)
                          (A Development Stage Company)
                        Notes to the Financial Statements
            For the Six Month Period Ended June 30, 2003 (unaudited)

1.    THE CORPORATION AND ITS BUSINESS

The Company was incorporated as Egoonline.com in the State of Nevada, United States of America on February 4, 2000 under the Nevada Revised Statutes, Chapter 78, Private Companies, and changed its name to EZfoodstop.com on April 26, 2000. EZFoodstop.com changed its name to Far East Energy Corporation on January 10, 2002.

The Company's United States office is located in Houston, Texas, and the Company has offices in Beijing and in Kunming, Yunnan Province of the People's Republic of China. During the second quarter of 2003 the Company closed offices in the cities of Guiyang and Panjiang, Guizhou Province. The Company is in its development stage and to date its activities have been limited to initial organization, capital formation, CBM well drill planning, and CMM production planning.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

These financial statements have been prepared in US Dollars using US Generally Accepted Accounting Principles.

Accounting Method

The Company records income and expenses on the accrual method.

Fiscal Year

The fiscal year end of the Company is December 31.

Net Loss Per Share

The Company applies SFAS No. 128, "Earnings Per Share" for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of the Company.

Financial Instruments

Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes)approximate the carrying values of such amounts.

Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has no source of revenue. The ability of the Company to continue as a going concern is dependent upon its ability to raise substantial funds for use in development activities.

4.    COMMON STOCK

Authorized

On March 4, 2003, a Special Meeting of our shareholders approved an amendment to our articles of incorporation to increase the number of shares of Common Stock authorized for issuance from 100,000,000 to 500,000,000 at par value of $0.001. The shareholders also approve an amendment to our articles of incorporation to authorize a class of 500,000,000 shares of preferred stock, par value $0.001.

Issued

Prior to an 18 for 1 forward stock split:

1,250,000 common shares were issued at $0.002 per share for a consideration of $2,500.
1,000,000 common shares were issued at $0.05 per hare for a consideration of $50,000. Subsequent to an 18 for 1 forward stock split:

5,250,500 common shares were issued at $0.65 per share. Net of expenses associated with the offering, consideration to the Company was $3,052,000. 60,000 common shares were issued at $2.50 per share.
802,000 common shares were issued at $0.65 per share.

5.    INTANGIBLE ASSETS

Intangible assets consist of mineral exploration rights acquired during 2002 and are being amortized over three years. Assigned costs amounted to approximately $175,000. There was no amortization expense in 2002. Amortization expense during the first six months of 2003 was $29,000.

On January 25, 2002, the Company entered into a Production Sharing Contract with the China United Coal Bed Methane Corporation (CUCBM), which has exclusive legal authority over all coal bed methane gas in the People's Republic of China (PRC). Pursuant to the Production Sharing Contract, the Company received the authority from CUCBM to jointly explore, develop, produce and sell coal bed methane gas in and from a total area of 1,072 unevaluated square kilometers in the Enhong and Laochang areas of Yunnan Province, PRC. The Production Sharing Contract was subject to formal ratification by PRC's Ministry of Foreign Trade and Economic Cooperation (MOFTEC). On December 30, 2002, MOFTEC ratified this Production Sharing Contract.

The Company has another Production Sharing Contract of the same date with CUCBM in the Zhaotong area of Yunnan Province which has not yet been ratified. The Company has the right to earn a minimum of 60% interest in the joint venture, with CUCBM retaining the remaining 40%. In the event CUCBM elects to participate at a level less than 40%, their interest will be reduced proportionately, increasing the Company's participating interest.

As a result of MOFTEC's ratification and approval of the Production Sharing Contract concerning the Enhong and Laochang areas, the Company can commence its exploration program which initially involves the drilling of five (5) exploratory wells and eight (8) pilot development wells.

6.    INVESTMENT IN JOINT VENTURE

During the fist quarter of 2003, Far East Energy notified Panjiang Coal-Electricity (Group) Co. Ltd. that it was terminating the Joint Venture executed on June 5, 2002. The Company has no further obligations to the Joint Venture and is now in the process of dissolving the Joint Venture Company as required by Chinese law.

On June 5, 2002, we executed a Sino-Foreign Joint Venture Contract (the "Contract") with Panjiang Coal-Electricity (Group) Co. Ltd. ("Panjiang") to establish a joint venture limited liability company ("Joint Venture") in the People's Republic of China to extract and use coal mine methane gas from six (6) operating Panjiang coal mines which cover an area of 120 square kilometers. This Contract was entered into on our behalf by our wholly owned subsidiary Far East Energy (BVI), Inc., an international business company incorporated in the British Virgin Islands. We are developing drilling plans to prove and exploit the resources in our contract areas in the Guizhou Province.

In consideration for this right to capture Panjiang's coal mine methane gas, the Company will pay a total of $3,300,000 to Panjiang over the next three (3) years with $300,000 being paid at the beginning of the thirteenth (13th) month, $600,000 being paid at the beginning of the nineteenth (19th) month, $1,100,000 being paid at the beginning of the twenty-seventh (27th) month, and $1,300,000 being paid at the beginning of the thirty- third (33rd) month. Additionally, the Company has agreed to provide Panjiang with 16,000,000 cubic meters per year of untreated, minimum 30% concentration, coal mine methane gas (equivalent to 5,500,000 cubic meters of pure methane) for use in Panjiang employee households.

The Company has also committed to provide all of the necessary funds for the extraction and use of the coal mine methane gas operations over the twenty (20) year term of the Contract.

Panjiang will, in addition to allowing full and complete access to the coal mine methane gas, do the following:

      (i) Apply to the relevant authorities for the establishment of the Joint Venture and obtain necessary approvals;
      (ii) Assist in obtaining a business license for the Joint Venture; (iii) Assist in getting land use rights, water use rights, electricity supply and other necessities for field development, well drilling, installation, upgrading, purification of coal mine methane gas and production of chemical products;
      (iv) Provide all the land use rights for the household use methane gas pipelines; (v) Assist the foreign employees in getting relevant visas;
      (vi) Assist in purchasing equipment, materials, vehicles, communication equipment;
            and,
      (vii) Assist in the design and construction of the project, and in recruiting managers, technicians, workers and other required employees.

The Company may withdraw from the Panjiang project at any time by providing ninety (90) days written notice. During the first seven (7) year period, the Company will receive one hundred percent (100%) of the profits derived from its sale of coal mine methane gas and its products. After the expiration of the first seven (7) year period, the Company will pay Panjiang the following percentage of net profits derived from its sale of coal mine methane gas and its products:

      Year Eight                    10%
      Year Nine through Sixteen     20%
      Year Seventeen through Twenty 50%

Subsequent to December 31, 2002 the Company notified Panjiang of its intention to withdraw from the project which effectively eliminates all assets and obligations associated with the project. If the Company had withdrawn from the project in 2002 the total assests and liabilities in the accompanying consolidated balance sheet would have been decreased by approximately $3,300,000.

7.    NOTES PAYABLE

A loan of $25,000 was made to the company by one of its former Directors, Ramesh Kalluri on May 1, 2003. The loan is due and payable on May 1, 2004. The interest rate of the loan is 10% with the accrued interest payable in four installments on August 1, 2003, on November 1, 2003, on February 1, 2004 and on May 1, 2004.

On June 12, 2003, the Company took a loan from Professional Trading Services, Kuttelgasse 4, 8001 Zurich, Switzerland in the amount of $100,000. Maturity is on demand, at the option of the lender, repayable in cash with accrued interest. Interest on the loan is five (5) percent per year. The loan has a Conversion Privilege, at the exclusive option of the lender. The loan is convertible into units of FEEC stock at $0.65 per share of common stock and one full warrant exercisable at $1.00. Interest payments will be made yearly at the annual maturity date, unless repaid earlier in full.

On July 23, 2003, the Company signed a Loan Agreement with Clarion Finanz AG, Gerbergasse 5, 8001 Zurich, Switzerland. The principle amount of the loan is $200,000. Maturity is on demand, at the option of the lender, repayable in cash with accrued interest. Interest on the loan is five (5) percent per year. The loan has a Conversion Privilege, at the exclusive option of the lender. The loan balance is convertible into FEEC stock at $0.65 per share of common stock and one full warrant for one common share exercisable at $1.00. Interest payments will be made yearly at the annual maturity date, unless repaid earlier in full.

Since January 2003 and in order to facilitate further company financing, funds raised by the company outside of the United States have been placed in a trust account in the name of Far East Energy Corporation in Zurich, Switzerland. The trustees on the account are Konrad Meyer and Ursula Stabinger of Interglobe Finance. Instructions for withdrawals and transfers from the account require the signatures of at least two officers of the company.

8.    COMMITMENTS AND CONTINGENCIES

The Company is involved in legal actions arising from normal business activities. Management believes that these actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the financial position or results of operations of the Company. The Company does not anticipate any material losses as a result of commitments and contingent liabilities.

On April 25, 2003, the Company received notice that TMP Worldwide, Inc. ("TMP") had filed a lawsuit against it in the 151st Judicial District Court in Harris County, Houston, Texas for two counts. The first count was for breach of contract and the second count was entitled a suit on open account. On May 19, 2003, TMP filed a motion for nonsuit because they no longer wished to prosecute the action against the Company. Prior to May 19, 2003, the Company agreed to settle this matter with TMP. The Order Granting Nonsuit is expected to be signed by the Court without delay. The settlement of this litigation required our payment of:

      (i)   $155,000 by May 15, 2003, which has been tendered; and

      (ii) the balance of approximately $307,539 payable in three monthly installments to be made June 15, 2003, July 15, 2003 and August 15, 2003.

      (iii) $100,000 was paid on or about June 15th; the payment terms were modified for the remaining $207,539 due on July 15 and August 15, 2003 to be paid in four monthly installments to be made August 1, 2003 (which has been tendered); September 1, 2003, October 1, 2003 and November 1, 2003.
                                       F-28

                           FAR EAST ENERGY CORPORATION
                   400 N. Sam Houston Parkway East, Suite 205
                              Houston, Texas 77060
                                  ***PROXY***

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joe Cooper as Proxy, with full power of substitution and revocation, the true and lawful attorney and proxy of the undersigned at the Annual Meeting of shareholders (the "Meeting") of the Company to be held Tuesday, October 7, 2003 at 2:00 p.m. (CDT), at the Sofitel Hotel, 425 North Sam Houston Parkway, East, Houston, Texas 77060, or any adjournments thereof, to vote the shares of Common Stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of Common Stock of the Company as the undersigned may otherwise be entitled to vote on the record date for Meeting with all powers the undersigned would possess if personally present at the Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of shareholders dated September 22, 2003, and the accompanying Proxy Statement of the Company.

   1. Election of the Board of Directors until the next Annual Meeting.
   [ ] For all nominees listed below (except as marked to the contrary)
                        For the nominee  Against the nomine    Abstain
      1. Joe Cooper        [  ]               [  ]             [  ]
      2. Jawaharlal Gondi  [  ]               [  ]             [  ]
      3. Tun Aye Sai       [  ]               [  ]             [  ]

   2. Ratification of the employment of Payne, Falkner, Smith & Jones, P.C. as the Company's independent auditor for the fiscal year ending December 31, 2003.
                        For [  ]         Against [  ]          Abstain [  ]
   3. Any other business as may properly come before the meeting or any adjournment thereof.
                        For [  ]         Against [  ]          Abstain [  ]

  A vote FOR Proposal #3 will effectively confer authority in the Proxy holder to vote the shares covered by the Proxy as the Proxy Holder deems appropriate. A vote AGAINST Proposal #3 will be treated as shares over which no Proxy is granted and therefore counted as an abstention from voting on any other business as may properly come before the Annual Meeting, including any modification or variation to an existing proposal.

   4. Mark "FOR" to enroll this account to receive certain future shareholder communications in a single package per household. Mark "AGAINST" if you do not want to participate. To change your election in the future, call
      (713) 586-1900.
                        For [  ]          Against [  ]
In His Discretion, the Proxy Is Authorized to Vote upon Such Other Business That May Properly Come Before the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED. IF NO DIRECTIONS ARE GIVEN BY THE PERSON(S) EXECUTING THIS PROXY, THE SHARES WILL BE VOTED IN FAVOR OF ALL LISTED PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, AND UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR ALL PROPOSALS.

Please sign exactly as your name appears on your certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated _____________________, 2003

______________________________    _____________________   ______________________
Please Print or Type Your Name    Signature               Number of Shares Voted

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY TO THE ADDRESSEE IN THE ENCLOSED STAMPED ENVELOPE.

If you have had a change of Address, please print or type your new address(s) in the space below:

                           FAR EAST ENERGY CORPORATION
                   400 N. Sam Houston Parkway East, Suite 205
                              Houston, Texas 77060
                            Telephone: (713) 586-1900

     Consent to Electronic Delivery of Corporate Information to Shareholders

For your convenience, we are now offering you, as a Far East Energy Corporation ("Far East") shareholder, the option of viewing future Far East corporate information, including Annual Reports and Proxy Statements, on the Internet. You can access them at your convenience and easily print them if you wish. The best part is that you would receive the information earlier than ever before.

Please note that this is a global consent to receive all corporate information of Far East, and that you must register below to use this new service. Also please note that consenting to this service could subject you to costs associated with accessing the Internet, such as usage charges from Internet access providers and telephone companies.

If your Far East stock is held directly with a broker, please contact ADP Investor Communication Services at http://www.icsdelivery.com/live/, which will handle your request for electronic delivery of corporate information.

If your Far East stock is held directly with Far East and you are a registered shareholder, please continue below.

If you would like to receive future corporate information via Far East's web site, http://www.fareastenergy.com, rather than receiving hard copies in the mail, please enter your name and Tax Payer ID # or Social Security # below:

Tax Payer ID# or Social Security #:__________________________

Name(s) on Account: _____________________________________

                      REGISTRATION FOR ELECTRONIC DELIVERY

I (we) consent to use Far East's Internet site to receive all future corporate information, including but not limited to, Annual Reports and Proxy Statements as they become available. I understand that this consent will remain in effect until I notify Far East by mail that I wish to resume mail delivery of corporate documents.

By signing below and returning this card to Far East at the address listed herein, I agree with the above.

Date:____________________

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                              E-MAIL ALERT SERVICE

We are also offering you the opportunity to enroll to receive messages (alerts) delivered to your e-mail address directly from the Far East Investor Relations staff. You may receive notification from us periodically alerting you to some updated information on our website. Please fill in your name and e-mail address
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You may revoke this consent to receive electronic delivery of Far East's corporate information at any time. To resume mail delivery or to unsubscribe from the e-mail alert service, please write to:

                           Far East Energy Corporation
                   400 N. Sam Houston Parkway East, Suite 205
                              Houston, Texas 77060



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